EXHIBIT 32.1

Certifications pursuant to Securities Exchange Act of 1934 Rule 13a-14(b) or 15d-14(b)

and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes- Oxley

Act of 2002.

In connection with the Quarterly Report of KHEOBA CORP. (the “Company”) on Form 10-Q for the quarter ended July 31 , 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gaga Gvenetadze, Principal Executive, Financial and Accounting Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

September 7, 2023	KHEOBA CORP.

	By:	/s/ Gaga Gvenetadze
	Name:	Gaga Gvenetadze
	Title:	President, Director and Treasurer
(Principal Executive, Financial and Accounting Officer)